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                                                                EXHIBIT 22.1


                              LIST OF SUBSIDIARIES


                                                           State or Other
      Subsidiary                                   Jurisdiction of Incorporation
      ----------                                   -----------------------------

The Midland Terminal Company                               Pennsylvania

Specialty Materials Investment Corporation                 Delaware

J&L Specialty Steel Investment Corporation                 Delaware

J&L Specialty Steel International Sales Corporation        U.S. Virgin Islands